UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2017

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement

On November 22, 2017 (the “Effective Date”), Argos Therapeutics, Inc. (the “Company”) entered into a satisfaction and release agreement (the “Satisfaction and Release Agreement”) with Saint-Gobain Performance Plastics Corporation (“Saint-Gobain”). The Company and Saint-Gobain are parties to a Development Agreement, dated January 5, 2015, as amended (the “Development Agreement”), under which Saint-Gobain has agreed to develop a range of disposables for use in the Company’s automated production systems to be used for the manufacture of the Company’s Arcelis-based products. Under the Satisfaction and Release Agreement, the Company agreed to make, issue and deliver to Saint-Gobain (i) a cash payment of $500,000, (ii) 689,995 shares of the Company’s common stock (the “Common Shares”), (iii) an unsecured convertible promissory note in the original principal amount of $2,360,000 (the “Note”) and (iv) certain specified equipment originally provided to the Company under the Development Agreement, on account of and in full satisfaction and release of all payment obligations of the Company to Saint-Gobain arising under the Development Agreement, including the development fees and charges owed by the Company to Saint-Gobain under the Development Agreement. In connection with entering into the Satisfaction and Release Agreement, the Company and Saint-Gobain entered into an amendment to the Development Agreement to extend the term of the Development Agreement to December 31, 2019.

Note

The original principal amount of the Note is $2,360,000. The maturity date for the payment of principal and interest under the Note is September 30, 2020. The Note bears interest at a rate of 6.0% per annum, which interest will compound quarterly. The Note is not secured by any assets of the Company.

The Company is required to make quarterly installment payments under the Note for the fiscal quarters ending December 31, 2017 and March 31, 2018, each in an aggregate amount of up to $340,000, consisting of (i) cash in the amount of $200,000 and (ii) if certain specified conditions are met as of the corresponding payment date, up to $140,000 of shares of the Company’s common stock. For the fiscal quarters ending June 30, 2018 and September 30, 2018, the Company is required to make quarterly installment payments under the Note, each in an aggregate amount of up to $245,000, consisting of (i) cash in the amount of $125,000 and (ii) if certain specified conditions are met as of the corresponding payment date, up to $120,000 of shares of the Company’s common stock. For the fiscal quarters ending December 31, 2018 and March 31, 2019, the Company is required to make quarterly installment payments under the Note, each in an aggregate amount of up to $220,000, consisting of (i) cash in the amount of $100,000 and (ii) if certain specified conditions are met as of the corresponding payment date, up to $120,000 of shares of the Company’s common stock. For the fiscal quarter ending December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018 and March 31, 2019, if the conditions required for the issuance of common stock are not met solely because the stock price of the common stock at the time is less than $0.2029 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction), then the Company will be required to pay in each such quarter cash equal to 50% of the value of the common stock that would otherwise have been issued. For the fiscal quarters ending June 30, 2019 through June 30, 2020, the Company is required to make quarterly installment payments under the Note, each in an amount of $100,000, payable in cash.

As detailed further below, Saint-Gobain may exercise its conversion rights upon: (i) maturity of the Note, (ii) certain change of control events (as defined in the Note), and (iii) certain events of default (as defined in the Note). In each case, the number of shares of common stock issuable upon such complete or partial conversion of the Note is determined by dividing the portion of the principal and accrued or unpaid interest to be converted by $0.50 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

  Maturity of the Note. Upon maturity of the Note or at any time during the 75 day period prior to the maturity date of the note, Saint-Gobain may, at its option, elect to convert any amount of the outstanding principal and accrued interest into shares of the Company’s common stock. The Company will be required to pay any amount not so converted in cash.

  Change of Control. Upon a change of control pursuant to which Saint-Gobain has a redemption right, Saint-Gobain may, at its option, elect to convert any amount of the outstanding principal and accrued interest, less any remaining installment payments required to be made in cash, into shares of the Company’s common stock. The Company will be required to pay any amount not so converted in cash.

  Default. Upon the occurrence of certain events of default, Saint-Gobain may, at its option, elect to convert any amount of the outstanding principal and accrued interest into shares of the Company’s common stock. The Company will be required to pay any amount not so converted in cash.

Unless Saint-Gobain has elected to exercise these conversion rights, the Company, subject to specified exceptions, may prepay the Note in whole or in part, in cash, at any time without penalty or premium.

Registration Rights Agreement

On November 22, 2017, in connection with entering into the Satisfaction and Release Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Saint-Gobain, under which the Company has agreed to register for resale the Common Shares and the shares of the Company’s common stock issued or issuable upon conversion of the Note (the “Conversion Shares” and, together with the Common Shares, the “Securities”). Under the Registration Rights Agreement, the Company has agreed to use its best efforts to file a registration statement covering the Securities within 45 days of the Effective Date, and to use its best efforts to keep such registration statement effective until the date the Securities have been sold or may be sold pursuant to Rule 144 without restriction.

In the event that a registration statement has not been filed by the Company within 45 days of the Effective Date (subject to extension under certain circumstances), the Company has agreed to pay to Saint-Gobain, as liquidated damages, $10,000 for each 30-day period or pro rata for any portion thereof during which no such registration statement is filed. Moreover, in the event (i) the registration statement is not declared effective by the Securities and Exchange Commission (the “SEC”) by the 105th day following the Effective Date, or (ii) after the registration statement has been declared effective by the SEC, the registration statement is not available to cover any sales of Securities, then the Company has agreed to pay Saint-Gobain, as liquidated damages, $10,000 for each 30-day period or pro rata for any portion thereof following the date by which the Registration Statement should have been effective, subject to specified exceptions.

Saint-Gobain has also agreed to limit the daily volume of any sales it may decide to make of the Company’s common stock to no more than 7.5% of the average daily volume over the previous twenty trading days.

The Company has granted Saint-Gobain, and Saint-Gobain has granted to the Company, customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing descriptions of the Satisfaction and Release Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Satisfaction and Release Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein. The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, the form of which is included as an exhibit to the Satisfaction and Release Agreement in Exhibit 10.1, and incorporated by reference herein

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Saint-Gobain, the Securities will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) set forth in Section 4(a)(2) of the Securities Act. The Securities have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities will not involve a public offering. Saint-Gobain represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws.

Item 8.01 Other Events.

On November 28, 2017, the Company issued a press release announcing, in addition to the Saint Gobain transaction described above, the following financial updates:

  TKC Properties, the landlord of the facility in Durham County, North Carolina that the Company had previously intended to utilize as its primary manufacturing facility, has completed the sale of the facility to a third party. In connection with the sale, the Company entered into a lease termination agreement under which the Company received cash proceeds of approximately $1.8 million and ceased to be required to maintain restricted cash of approximately $0.7 million as a security deposit under the lease.

  The Company has raised approximately $7.0 million of net proceeds under its at-the-market stock issuance facility with Cowen & Company subsequent to the close of the third quarter on September 30, 2017 and through the date of the release.

  As a result of these transactions, the Company believes it now has sufficient cash to execute its business plan at least through June 2018.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Satisfaction and Release Agreement, dated November 22, 2017, by and between the Company and Saint-Gobain Performance Plastics Corporation, including a form of the Convertible Unsecured Promissory Note to be issued by the Company

10.2	Registration Rights Agreement, dated November 22, 2017, by and between the Company and Saint-Gobain Performance Plastics Corporation

99.1	Press Release, dated November 28, 2017, entitled “Argos Provides Financial Update”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

By:	/s/ Jeffrey D. Abbey
Name:	Jeffrey D. Abbey
Title:	President and Chief Executive Officer

DATED: November 28, 2017